Exhibit 10.3

MASTER SERVICES AGREEMENT

1ST AMENDMENT

This 1st Amendment to the Master Services Agreement dated December 30, 2004 by and between GENERAL ELECTRIC COMPANY, a New York corporation, having a principal place of business at 3135 Easton Turnpike, Fairfield, Connecticut 06431 and GECIS INTERNATIONAL HOLDINGS, Luxembourg, Swiss Branch Zug, a Luxembourg S.A.R.L, having a principal place of business at Baarerstrasse 21, 6304 Zug, Switzerland, is made as of January 1, 2005 with reference to the following:

WITNESSETH:

WHEREAS, GENERAL ELECTRIC COMPANY (“GE”) and GECIS INTERNATIONAL HOLDING, Luxembourg, Swiss Branch Zug, a Luxembourg S.A.R.L. (“Company”), entered into a Master Services Agreement dated December 30, 2004 (this “Agreement”).

WHEREAS, Company agreed to provide or cause to be provided certain services, deliverables and work product and GE agreed to purchase such certain services, deliverables and work product.

WHEREAS, the parties to this 1st Amendment wish to amend the Agreement to modify certain provisions all as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties to this 1st Amendment agree as follows:

1.                                       Amendment.

a.             Section 6.4 (b) (ii) is modified by adding a new section 6.4 (b) (ii) (c) following the phrase “assigned to Provider” to read as follows:

“and (c) from GECIS GLOBAL HOLDINGS, a Luxembourg S.A.R.L. having an office at 7, Val Sainte-Croix in L - 1371 Luxembourg, and any of its Subsidiaries or Affiliates, whether under this Agreement or another agreement”

b.             Section l.1. “Additional Services” is modified by adding the following phrase in section (i) after the phrase “under a Customer SOW”:

“or any Statement of Work executed pursuant to any agreement between GECIS GLOBAL HOLDINGS, its Subsidiaries or Affiliates and Customer Group”

2.                                       Ratification.  The Agreement as amended is ratified by each of the parties and shall remain in full force and effect in accordance with its terms as so amended.  The Amendment set forth above is not a consent to any waiver or modification of any other terms or conditions of the Agreement and shall not prejudice any rights which any of the parties may now or hereafter have in connection with the Agreement.

3.                                       Counterparts.  This 1st Amendment may be executed in one or more counter parts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this 1st Amendment by facsimile shall be as effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, each of the parties hereto has caused this 1st Amendment to the Master Services Agreement to be executed by its duly authorized officer or representative effective as of January 1, 2005.

GENERAL ELECTRIC COMPANY

By (Signature)

Printed Name

Title

GECIS INTERNATIONAL HOLDINGS,
Luxembourg, Swiss Branch Zug

By (Signature)

Printed Name

Title